UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2010

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 609-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 26, 2010, Houston Wire & Cable Company (the “Company”) entered into an Equity Interest Purchase Agreement (the “Agreement”) with Teleflex Incorporated (“Teleflex”), pursuant to which the Company will purchase from Teleflex (the “Acquisition”) all of the outstanding equity interests in Southwest Wire Rope LP (“SWWR LP”) and Southwest Wire Rope GP LLC (“SWWR GP LLC”).  Under the Agreement and as a result of the Acquisition, the Company will also acquire Southern Wire, LLC, a direct, wholly-owned subsidiary of SWWR LP (“Southern Wire” and, together with SWWR LP and SWWR GP LLC, the “Acquired Companies”).  The Acquired Companies are engaged in the wholesale and retail distribution of custom fabricated lifting products, industrial wire rope and related hardware.

The purchase price for the Acquisition is $50 million and is subject to an adjustment based on the net working capital of the Acquired Companies as of the closing date.  The Company expects to finance the payment of the purchase price through borrowings under its existing credit facility.

The Agreement contains customary representations and warranties and customary termination rights.  The closing of the Acquisition is expected to occur before the end of the second quarter of 2010, subject to customary closing conditions, including: (i) the obtaining of certain consents and approvals, (ii) the absence of any governmental legal proceeding, law or order preventing the closing; (iii) the accuracy of the representations and warranties of each party; (iv) compliance of each party with its respective covenants and agreements; and (v) the execution and delivery of certain ancillary agreements between the parties or their affiliates.

This report contains only a summary of certain provisions of the Agreement.  The summary does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates.  Additionally, the representations, warranties and covenants provided in the Agreement were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed to by the parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Accordingly, they should not be relied upon by investors as statements of factual information.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.  Except as required by law, the Company disclaims any obligation to publicly update or revise forward-looking statements after the date of this Current Report to conform them to actual results.

Item 7.01.  Regulation FD Disclosure.

On May 27, 2010, the Company issued a press release announcing that it had entered into the Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Information included in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in the filing.

For information on forward-looking statements, please read “Cautionary Note Regarding Forward-Looking Statements” in Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Equity Interest Purchase Agreement, dated as of May 26, 2010, by and between Houston Wire & Cable Company and Teleflex Incorporated

99.1	Press Release, dated May 27, 2010, announcing the Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010	HOUSTON WIRE & CABLE COMPANY

	By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Interest Purchase Agreement, dated as of May 26, 2010, by and between Houston Wire & Cable Company and Teleflex Incorporated

99.1	Press Release, dated May 27, 2010, announcing the Acquisition